Exhibit 99.1

CYPRESS SEMICONDUCTOR CORPORATION SENDS LETTER TO BOARD OF

DIRECTORS OF INTEGRATED SILICON SOLUTION, INC.

SAN JOSE, Calif., May 13, 2015 — Cypress Semiconductor Corp. (NASDAQ: CY) today announced that it had sent the following letter to the Board of Directors of Integrated Silicon Solution, Inc.

May 13, 2015

Jimmy S.M. Lee

Executive Chairman

Scott D. Howarth

President and Chief Executive Officer

Integrated Silicon Solution, Inc.

1623 Buckeye Drive

Milpitas, California 95035

Messrs. Lee and Howarth,

On behalf of Cypress Semiconductor Corporation (“Cypress”), I am writing to formally convey our proposal to acquire 100% of the outstanding shares of common stock of Integrated Silicon Solution, Inc. (“ISSI”) for $19.75 per share in cash. The board of directors of Cypress has approved this proposal. Our proposal is superior to the $19.25 per share sale price ISSI agreed to in the Agreement and Plan of Merger entered into with the “Consortium” on March 12, 2015 (the “Consortium Merger Agreement”).

Section 5.2 of the Consortium Merger Agreement explicitly permits ISSI’s board of directors, in the exercise of its fiduciary duties, to “participate or engage in discussions or negotiations with” a party that submits a Superior Proposal. A Superior Proposal is defined as a written acquisition proposal that is “more favorable from a financial point of view” to ISSI’s shareholders than the proposed transaction with the Consortium after “taking into account all relevant legal, financial and regulatory aspects” of the Superior Proposal “and the likelihood of consummation of” a transaction. We believe that our proposal clearly constitutes a Superior Proposal and that your board of directors must, consistent with its fiduciary duties and its obligations under Section 5.2 of the Consortium Merger Agreement, determine that our proposal is a Superior Proposal.

We have a full team, including financial and legal advisors, dedicated to the evaluation of ISSI and have conducted a thorough review of ISSI’s business and operations based on publicly available information. In order to finalize a transaction, we would need to complete customary confirmatory due diligence, which we would expect to complete expeditiously given our extensive knowledge of the industry. Please provide us with a draft of an Acceptable

Confidentiality Agreement (as defined in the Consortium Merger Agreement) as soon as possible so we can start this work. Cypress and its financial and legal advisors are ready to engage in discussions regarding our proposal immediately.

Notwithstanding anything to the contrary contained herein, nothing in this letter constitutes a binding obligation of Cypress to proceed with or consummate a transaction. Any transaction between Cypress and ISSI will be subject to approval by our board of directors and the execution by Cypress of acceptable definitive agreements.

We would have preferred to participate in your sale process, but were not contacted. As such, we are submitting this proposal in accordance with the Consortium Merger Agreement. In light of the circumstances, we are simultaneously releasing this letter to the public as we believe that it is in the best interest of ISSI and its shareholders to have full information regarding our proposal.

We look forward to working with you toward completion of a successful transaction. If you have any questions regarding our proposal, please contact me or Thad Trent, our Chief Financial Officer.

Sincerely,

/s/ T.J. Rodgers
T.J. Rodgers
President and Chief Executive Officer

Forward-Looking Statements

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s offer to acquire ISSI, the Company’s financing of the proposed transaction and that the Company’s acquisition proposal constitutes a superior proposal under the terms of the Consortium Merger Agreement. Statements including words such as “believes,” “expects,” “will,” “look forward” or similar expressions are forward-looking statements. Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties that may affect the Company’s business or future financial results. These risks include, among others, risks associated with the economy; conditions in the overall semiconductor market; acceptance and demand for the Company’s products; technological and development risks; legal and regulatory matters and other competitive factors. Risks and uncertainties related to the proposed acquisition of ISSI include, among others, the ultimate outcome of any possible transaction between the Company and ISSI, including the possibilities that the Company will not pursue a transaction with ISSI and that ISSI will reject a transaction with the Company; the risk that if ISSI’s board of directors agrees to negotiate a definitive acquisition agreement with the Company and the Company and ISSI enter into a definitive agreement with respect to the proposed transaction, that ISSI’s stockholders do not approve the proposed transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; uncertainties as to the timing of the proposed transaction; competitive responses to the proposed transaction; the risk that regulatory or other approvals required for the proposed transaction are not obtained or are obtained subject to conditions that are not anticipated; the risk that other conditions to the closing of the proposed transaction are not satisfied; costs and difficulties related to the closing of the proposed transaction and the integration of ISSI’s businesses and operations with Cypress’ businesses and operations; the inability to obtain or delays in obtaining anticipated cost savings and synergies from the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; litigation relating to the proposed transaction; the inability to retain key personnel, customers and suppliers; and any changes in general economic and/or industry specific conditions. Additional factors that could cause future results or events to differ from those the Company expects are those risks discussed under Item 1A. “Risk Factors,” in Cypress’ Annual Report on Form 10-K for the fiscal year ended December 28, 2014, Cypress’ Quarterly Report on Form 10-Q for the quarter ended March 29, 2015, and other reports filed by Cypress with the Securities and Exchange Commission. Please read the “Risk Factors” and other cautionary statements contained in these filings. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and Cypress’ financial condition and results of operations could be materially adversely affected.

About Cypress

Cypress (NASDAQ: CY) delivers high-performance, high-quality solutions at the heart of today’s most advanced embedded systems, from automotive, industrial and networking platforms to highly interactive consumer and mobile devices. With a broad, differentiated product portfolio that includes NOR flash memories, F-RAM™ and SRAM, Traveo™ microcontrollers, the industry’s only PSoC® programmable system-on-chip solutions, analog and PMIC Power Management ICs, CapSense® capacitive touch-sensing controllers, and Wireless BLE Bluetooth® Low-Energy and USB connectivity solutions, Cypress is committed to providing its customers worldwide with consistent innovation, best-in-class support and exceptional system value. To learn more, go to www.cypress.com.

Cypress, the Cypress logo, PSoC and CapSense are registered trademarks and F-RAM and Traveo are trademarks of Cypress Semiconductor Corp. All other trademarks are property of their owners.

Contact Information:

Thad Trent

EVP Finance & Administration and CFO

(408) 943-2925

Joseph L. McCarthy

Director Corporate Communications

(408) 943-2902